SECURITY AGREEMENT

This Security Agreement dated as of March [  ], 2010 (the “Agreement”) between Genta Incorporated, a Delaware corporation (the “Grantor”) and Tang Capital Partners, L.P., as agent (together with any successor agent, the “Agent”) for the Purchasers (as defined in the Securities Purchase Agreement).  Terms used herein and not otherwise defined herein are used in this Agreement as defined in the Securities Purchase Agreement and the Notes.  Further, unless otherwise defined in this Agreement or in the Securities Purchase Agreement, terms defined in the UCC (as defined below) are used in this Agreement as such terms are defined in the UCC.

Preliminary Statements

A.           The Grantor has entered into a Securities Purchase Agreement dated as of March [  ], 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Securities Purchase Agreement”) with the Purchasers pursuant to which, subject to the terms and conditions set forth therein, the Purchasers have agreed to purchase from the Grantor, and the Grantor has agreed to sell to the Purchasers, units, in an aggregate amount of up to $25,000,000, consisting of: (i) 12.00% senior unsecured convertible promissory notes due March [  ], 2013 in the aggregate principal amount of $10,000,000, convertible into shares of the Grantor’s common stock, par value $0.001 per share (the “Common Stock”) (the “B Notes”); (ii) 12.00% senior unsecured convertible promissory notes due March [  ], 2013 in the aggregate principal amount of $10,000,000, convertible into Common Stock (the “C Notes”); (iii) 12% senior secured convertible promissory notes due March [  ], 2013 in the aggregate principal amount of $5,000,000, convertible into Common Stock (the “D Notes”) and (iv) a warrant to purchase up to an aggregate principal amount of $10,000,000 of 12.00% senior unsecured convertible promissory notes due March [  ], 2013 (the “E Notes”) in the aggregate principal amount of up to $10,000,000, convertible into Common Stock (the “Debt Warrants”).  The B Notes, C Notes, D Notes and E Notes shall be collectively referred to herein as the “Notes”.

B.           The Grantor is entering into this Agreement in order to grant to the Agent for the ratable benefit of the Purchasers a security interest in all of its right, title and interest in and to the Collateral (as defined herein).

C.           It is a condition precedent to the purchase of the D Notes by the Purchasers pursuant to the Securities Purchase Agreement that the Grantor shall have granted the security interest contemplated by this Agreement.

D.           The Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Securities Purchase Agreement.

Now, Therefore, in consideration of the premises and in order to induce the Purchasers to purchase the D Notes from the Grantor as set forth in the Securities Purchase Agreement and for other good and valuable consideration, the Grantor hereby agrees with the Agent for the ratable benefit of the Purchasers as follows:

SECTION 1.  Secured Note.

(a)           As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the entire outstanding principal balance of and all unpaid accrued interest on the D Notes (including any interest that accrues after the commencement of bankruptcy), and the obligation of Grantor to pay any fees, costs or expenses of the holders of the D Notes (the “D Holders”) and the Agent under the D Notes (collectively, the “Secured Obligations”), Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, on behalf of and for the benefit of the D Holders, and hereby grants to the Agent, on behalf of and for the benefit of the D Holders, a security interest in and to all of Grantor’s right, title, and interest in, to and under the following, whether now owned or hereafter acquired (all of which being collectively referred to herein as the “Collateral”): that certain Deposit Account No. [__________] (the “Deposit Account”) held in the name of Grantor at [______________] (“Depositary Bank”) and any cash or other monies, funds or amounts therein, whether or not restricted or designated for a particular purpose, and all Proceeds (as defined in the UCC) thereof.  “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York (and each reference in this Agreement to an Article thereof shall refer to that Article as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(b)           Upon the occurrence and during the continuance of an Event of Default under the D Notes (as defined in Section 2.1 therein), the Agent, on behalf of and for the benefit of all the D Holders, may exercise, in addition to all other rights and remedies granted to it under the D Notes or at law or in equity, all rights and remedies of a secured party under the UCC.  In taking actions pursuant to this Agreement, the Agent shall act in good faith and in a manner that it reasonably believes treats all holders of D Notes proportionately.

(c)           Grantor shall, at the sole expense of Grantor, execute and deliver and cause the Depositary Bank to execute and deliver a control agreement, in form and substance acceptable to the Agent, with respect to the Deposit Account in order to perfect the security interest created hereunder in favor of the Agent on behalf of and for the benefit of the D Holders (including giving the Agent “control” over the Deposit Account within the meaning of the applicable provisions of Article 9 of the UCC).

(d)           The security interest granted pursuant to this Agreement shall terminate if, at any time after six months and ten weeks following the Closing: (A) the Grantor files a Form 8-K with the United States Securities and Exchange Commission (the “Security Release Filing”) showing that the daily trading volume of the Grantor’s Common Stock, as reported by the Trading Market, for each of the 10 Trading Days prior to the date on which such Security Release Filing is filed equals or exceeds one-tenth (1/10) of the number of shares underlying the D Notes on the date of such Security Release Filing; and (B) the Daily Closing Price (as defined in the B Note) on each Trading Day (each such Trading Day, a “Test Date”) during the 10 Trading Day period prior to the date on which such Security Release Filing is made is greater than the Conversion Price in effect on such Test Date by an amount equal to or greater than 200% of the Conversion Price on such Test Date.  Such release of the security interest shall occur on the date that is thirty (30) calendar days following the date of the Security Release Filing.  The security interest shall also be released (x) dollar for dollar upon any conversion of any part of the D Notes or (y) in its entirety upon the approval of the holders of two-thirds (2/3) in principal amount of the then outstanding D Notes.

(e)           The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be promptly distributed by the Agent in the following order of priorities:

First, to the Agent and any D Holder in an amount sufficient to pay in full the out-of-pocket reasonable costs of the Agent or such D Holder in connection with such sale, disposition or other realization, including all reasonable out-of-pocket fees, costs, expenses, liabilities and advances incurred or made by the Agent or any D Holder in connection therewith, including, without limitation, reasonable out-of-pocket attorneys’ fees;

Second, to the D Holders in amounts proportional to the Pro Rata (as defined below) share of the then unpaid Secured Obligations of each D Holder; and

Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

“Pro Rata” means, as to any D Holder at any time, the percentage equivalent at such time of such D Holder’s aggregate unpaid principal amount of D Notes, divided by the combined aggregate unpaid principal amount of all D Notes of all D Holders.

(f)           Until the full release of the security interest in the Collateral, Grantor hereby irrevocably constitutes and appoints Agent, and any officer or agent of Agent, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.  Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Agent pursuant to this Section 1(f).  Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 1(f) is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

(g)           If Grantor fails to perform any agreement contained herein or in the D Notes, the Agent may, as the Agent deems necessary to protect the security interest granted in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by Grantor under Section 5.5 of the D Note and shall constitute Secured Obligations secured hereby.

SECTION 2.   Representations and Warranties; Covenants.

(a)           All filings and other actions (including the execution and delivery of deposit account control agreements) necessary or reasonably desirable to perfect and protect the security interest in the Collateral of Grantor created under this Agreement have been or are concurrently herewith being duly made or taken and are in full force and effect, and this Agreement creates in favor of the Agent for the benefit of the Purchasers a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of Grantor, securing the payment of the Secured Obligations.

(b)           Except for the security interest granted to the Agent under this Agreement, Grantor is the sole legal and equitable owner of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all liens, security interests or other encumbrances.

(c)           From the date hereof until the full release of the security interest in the Collateral, (i) Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, and (ii) Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral.

SECTION 3.  Amendments; Waivers.  No amendment or waiver of any provision of this Agreement, and no consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, acting with the approval of the holders of at least 66 2/3% of the combined principal amount of all D Notes then outstanding, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Agent or any other Purchaser to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 4.  Notices; Etc.  All notices and other communications provided for hereunder shall be in writing and mailed, telecopied, e-mailed, or delivered to its address, telecopier number or e-mail address set forth opposite the Grantor’s or the Agent’s name on the signature pages hereto or, as to any party, at such other address, telecopier number or e-mail address as shall be designated by such party in a written notice to the other party.  All such notices and other communications shall, when mailed, telecopied, e-mailed, or delivered, be effective when deposited in the mails or telecopied, sent by e-mail, or delivered, respectively, addressed as aforesaid; except that notices and other communications to the Agent shall not be effective until received by the Agent.  Delivery by telecopier or by e-mail of an executed counterpart of any amendment or waiver of any provision of this Agreement shall be effective as delivery of an original executed counterpart thereof.

SECTION 5.  Continuing Security Interest; Assignments under the Securities Purchase Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Purchasers and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under the Securities Purchase Agreement as permitted thereunder to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser herein or otherwise, in each case as provided in the Securities Purchase Agreement.

SECTION 6.  Termination. Upon the payment in full of the Secured Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor.  Upon any such termination, the Agent will, at the Grantor’s expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.  Notwithstanding the foregoing, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 7.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 8.   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

In Witness Whereof, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Genta Incorporated,
a Delaware corporation

By
Name: Raymond P. Warrell, Jr., M.D.
Title: Chairman and Chief Executive Officer
Address for Notices:

Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-9800

Security Agreement

In Witness Whereof, the Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Tang Capital Partners, L.P.,
as Agent

By
Name:
Title:

Address for Notices: